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                                                                   EXHIBIT 21

                         Subsidiaries of the Registrant
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Registrant
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SouthBanc Shares, Inc.

                                            Percentage         Jurisdiction or
  Subsidiaries (a)                         of Ownership     State of Incorporation
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
Perpetual Bank, A Federal Savings Bank                100%      United States

Heritage Federal Bank                                 100%      United States

United Service Corporation of
 Anderson, Inc.(b)                                    100%      South Carolina

United Investments Services, Inc.(c)                  100%      South Carolina

Mortgage First Service Corporation(b)                 100%      South Carolina

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(a) The operations of the wholly owned subsidiaries of the Registrant are included in the Registrant's Consolidated Financial Statements contained in the Annual Report attached hereto as Exhibit 13.
(b) Wholly-owned by Perpetual Bank.
(c) Wholly-owned by United Service Corporation of Anderson, Inc.